Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”) is entered into as of July 1, 2008, by and among NORTH METRO HARNESS INITIATIVE, LLC, a Minnesota limited liability company (“Borrower”), the other persons designated as “Loan Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware limited liability company (in its individual capacity, “BDCF”), as Agent.  Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrower, the other Loan Parties, Agent and Lenders have entered into that certain Credit Agreement, dated as of April 20, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Agent and Lenders have agreed to amend certain terms of the Credit Agreement as described herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)                                  Clause (l) of the definition of “Permitted Encumbrances” is hereby amended and restated to read in its entirety as follows:

                “(l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of fixed assets acquired after the Closing Date, provided that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien (a) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (b) is not less than 75% of fair market value of the applicable property and (3) the Indebtedness secured thereby is permitted to be incurred pursuant to this Agreement;”

(b)                                 Clause (o) of the definition of “Permitted Encumbrances” is hereby amended and restated to read in its entirety as follows:

                “(o) [reserved]; and”

(c)                                  Section 2.1(a) of the Credit Agreement is hereby amended by addition the following new sentence hereto at the end of such first paragraph:

“(a)         Notwithstanding anything to the contrary contained herein, the Borrower may borrow Advances, in an aggregate amount not to exceed $600,000, on July 1, 2008 (and the provisions of (i) Section 2.1(b) (other than Section 2.1(b)(iii)(C) and Section 2.1(b)(iii)(D)) shall be not be applicable to any such Advance and (ii) Section 3.2 (i), (ii), (iii), (iv), (vii), (viii), (ix), (x) and (xi) shall not apply to any such Advance (and the entire amount of such Advance shall be funded by Grand Central Asset Trust, BDC Series).”

(d)                                 Section 2.1(a) of the Credit Agreement is hereby amended by deleting the dollar amount “$104,250” which appears therein and replacing the same with the dollar amount “$105,750”.

(e)                                  Section 2.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.2         Interest and Applicable Margins

(a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders with respect to the Term Loan made by each Lender, in arrears on each applicable Interest Payment Date, with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

As of the Closing Date, the Applicable Margins are as follows:

Applicable Term Loan Index Margin	4.00%

Applicable Term Loan LIBOR Margin	6.00%

Applicable Unused Line Fee Margin	4.50%

As of July 1, 2008, the Applicable Margins shall be as follows:

Applicable Term Loan Index Margin	4.30%

Applicable Term Loan LIBOR Margin	6.30%

Applicable Unused Line Fee Margin	4.80%

On and after the Project Opening, the Applicable Margins shall be as follows:

Applicable Term Loan Index Margin	2.80%

Applicable Term Loan LIBOR Margin	4.80%

Applicable Unused Line Fee Margin	4.80%”

(f)                                    Section 6.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c)         Indebtedness not to exceed $2,500,000 (less the aggregate amount of all Indebtedness permitted pursuant to Section 6.1(d) hereof that refinanced Indebtedness previously permitted pursuant to this Section 6.1(c)) in an aggregate principal amount at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases and purchase money Indebtedness for the purchase of fixed assets;”

(g)                                 Section 6.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“6.16           Availability.  The Borrower shall at no time set forth below permit the sum of Availability and Unrestricted Cash to be less than the amount set forth below opposite such time.

Time	Amount

From and including July 1, 2008 through but excluding August 31, 2008	$750,000

From and including August 31, 2008 through but excluding September 30, 2008	$850,000

From and including September 30, 2008 through but excluding October 31, 2008	$950,000

From and including October 31, 2008 through but excluding November 30, 2008	$1,100,000

At all times on or after November 30, 2008	$1,250,000

(h)                                 Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as Annex A hereto.

SECTION 2.           Representations And Warranties Of Loan Parties.  Each Loan Party represents and warrants that:

(a)                                  The consummation of the transactions contemplated hereby does not and will not (i) violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Loan Party or any of its Subsidiaries or (ii) require the consent of, or any filing with, any Person that has not been obtained or made;

(b)           The execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate action and is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)           Each of the representations and warranties of each Loan Party contained in the Loan Documents are true, correct and complete as of the date (except to the extent that such representation or warranty expressly relates to an earlier date in which case it shall be true as of such earlier date);

(d)           After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

SECTION 3.           Condition To Effectiveness.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           Evidence satisfactory to the Agent that the Borrower has received an aggregate cash equity capital contribution from Sponsors on or about June 20, 2008 of at least $615,000 (it being agreed that such equity contribution shall not, pursuant to Section 2.5(d) of the Credit Agreement be required to be used to prepay the Term Loan);

(b)           Execution and delivery of this Agreement by the Borrower, Hotel, Agent and the Requisite Lenders;

(c)           Each representation and warranty contained herein shall be true and correct in all material respects;

(d)           Execution and delivery by each of MTR-Harness, Inc. and MTR Gaming Group, Inc. of the consent and reaffirmation attached hereto as Exhibit A;

(e)           Execution and delivery by each of Southwest Casino and Hotel Corp. and Southwest Casino Corporation of the consent and reaffirmation attached hereto as Exhibit B; and

(f)            Receipt by the Agent of each of the documents and agreements described in Annex I hereto.

SECTION 4.           Reference To And Effect Upon The Credit Agreement.

(a)           Except as specifically modified above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute an amendment of any provision of the Credit Agreement or any Loan Documents, except as specifically set forth herein.

SECTION 5.           Costs And Expenses.  Borrower agrees to reimburse Agent for all reasonable fees, costs and expenses incurred by Agent, including the reasonable fees, costs and expenses of counsel or other advisors to Agent for advice, assistance, or other representation in connection with this Agreement.

SECTION 6.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

SECTION 7.           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 8.           Counterparts.  This Agreement may be executed in any number of counterparts (including by means of facsimile transmission), each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

BORROWER:

NORTH METRO HARNESS INITIATIVE, LLC

By:
Name:
Title:

OTHER LOAN PARTIES:

NORTH METRO HOTEL, LLC

By:
Name:
Title:

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C.,
as Agent

By:
Name:
Title:

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.,
as a Lender

By:
Name:
Title:

GRAND CENTRAL ASSET TRUST, BDC SERIES,
as a Lender

By:
Name:
Title: